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                                                                    Exhibit 10.8
                                   AGREEMENT

This Agreement, made and entered into as of March 1, 1997 is between Sportma Corporation Berhad, a Malaysian corporation with a business address of 95, Jalan Portland, Tasek Industrial Estate, 31400 Ipoh, Perak Darul Ridzuan, West Malaysia, hereinafter referred to for convenience as "Sportma", and Apollo Golf, Inc., a New Jersey corporation qualified to do business in Illinois with a business address of 1025 Criss Circle, Elk Grove Village, Illinois, 60007 USA, hereinafter referred to as "Apollo" for convenience;

Witnesseth that whereas Sportma manufacturers high quality graphite golf club shafts (hereinafter "Shafts") and wishes to obtain a market share for Shafts in the market of Original Equipment Manufacturers of Golf Club Shafts throughout the entire world, and

Whereas Apollo is familiar with the aforesaid market, and is willing to act as an undisclosed agent for Sportma in that market, upon the following terms and conditions:

1.  Designation of Agent.  Sportma hereby designates Apollo as its exclusive
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worldwide agent to sell its Shafts throughout the worldwide market (hereinafter the "World"), but only to Original Equipment Manufacturers (hereinafter "OEMs"), which are those companies which use Shafts to manufacture golf clubs for resale. Sportma hereby directs Apollo to act as an undisclosed agent for Sportma and to conduct Sportma's business of selling Shafts to OEMs throughout the World as if and for all appearances as Apollo's business.

2.  Existing Business of Apollo.  Sportma understands that Apollo is engaged in
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several enterprises, including but not limited to selling metal golf club shafts, selling graphite ski pole shafts, selling graphite golf club shafts in markets other than to OEMs, and selling other products. Sportma consents to Apollo's other business activities and affirmatively represents to Apollo that any and every business activity which Apollo may engage in throughout the World, other than selling Shafts to OEMs, will not conflict with Sportma's interests.

3.  Exclusivity.  Sportma covenants and agrees that during the term of this
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Agreement and any and every extension hereof, it will not sell Shafts anywhere in the World to OEMs, or permit any of its Shafts to be sold in such market, other than through Apollo.

4.  Expenses of Sale.  Sportma shall provide all Shafts at its own expense, and
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pay in advance or reimburse Apollo (at Apollo's election) for all direct expenses of the distribution of the shafts to the OEM customer including, without limitation, freight, shipping, duties, taxes, customs fees and the like.

5.  Overhead.  Apollo shall bear its own overhead expenses, such as office
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facility and personnel, telephones, and other general and administrative expenses related to the sales and marketing of shafts.
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6.  Sales Efforts.  Apollo shall use its best efforts, in its reasonable
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discretion, to sell Shafts in the OEM market.  Sportma shall have neither the right nor the obligation to prescribe the size of Apollo's sales force, nor direct or control its efforts. Sportma is familiar with Apollo's operations and management, and is confident to grant Apollo such discretion. Sportma agrees that its sole and only remedy in the event that it becomes unsatisfied with Apollo's performance hereunder is to terminate this Agreement as hereinbelow provided. Apollo shall be responsible for the sales and marketing effort in the OEM market, setting of terms for payment by customers and credit qualification of customers, ordering sufficient supply to anticipate demand for Shafts in the OEM market, directing the filling and shipping of OEM orders for Shafts, preparing and delivery of invoices for Shafts shipped, and collection of revenues therefrom. In no instance, however, shall Apollo be responsible for any customer's failure to pay any invoice, and it is agreed that Sportma shall bear the risk thereof. Revenues collected from sales of Sportma's Shafts in the OEM market by Apollo shall, after deductions of the sums provided for in Paragraphs 4 and 10 hereof, and any other sums justly due Apollo, be transferred to Sportma monthly, within 30 days after the end of each calendar month.

7.  Disclosure of the Identity of the Principal.  Sportma understands that
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Apollo is a wholly owned subsidiary of a company which may at some time during the term of this agreement attempt to sell some of its shares on a public market, and that in connection therewith this Agreement may be required by the Securities Laws of the USA or some or all States to be publicly disclosed. Sportma consents to such disclosure, and agrees that it will not be damaged thereby, or if unanticipated damage does arise from such disclosure or any other advertent or inadvertent disclosure, hereby waives any and every claim against Apollo, its officers, directors, employees, agents and attorneys therefor.

8.  Compensation of the Agent.  Sportma will pay Apollo a sum equal to ten
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percent (10%) of annual gross sales, less returns and bad debt of its Shafts in the OEM market in the world as compensation for Apollo's acting as Sportma's agent under this Agreement.

9.  Research and Development, and Engineering Reimbursement.  Sportma
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acknowledges that Apollo is conducting research and development with regard to
Shafts and supplying engineering support for the construction of a Shaft manufacturing facility for Sportma, and in addition to the other compensation provided for herein, will pay the sum up to USD$8,333.00 per month to reimburse Apollo for the cost or a part the cost of such research and development and engineering, until such time as annual gross sales as defined in Paragraph 8 supra, exceed Ten Million U.S. Dollars. All results of Apollo's research and
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development efforts with regard to Shafts shall remain the property of Apollo, however Sportma shall be entitled to a non-exclusive license to use any and all such information as is developed or discovered during the term of this Agreement.

10. Termination.  Sportma recognizes that Apollo will necessarily make a
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significant investment of management time, staffing, planning, facilities, overhead and the like to undertake and discharge its obligations under this Agreement, and further understands that Apollo is foregoing an opportunity to exploit the OEM Shaft market in the World itself, and therefore, Sportma may not terminate this

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Agreement with or without cause, except in the case of gross or intentional misconduct, without first giving Apollo one (1) year's prior written notice of intent to terminate. Upon termination after notice, Sportma shall pay Apollo all sums due hereunder, without deduction or set off. Apollo may terminate this Agreement by giving Sportma thirty (30) days prior written notice of intent to terminate. In the event of termination by either party, either with or without cause, each party agrees that the other may compete in the OEM Shaft market in the World free from any and all claims of the other of any nature whatever, whether arising by, through or under this Agreement or in any other fashion, whether at law or in equity, or otherwise.

11.  Protection of Trade Secrets.  For purposes of this Agreement, "Trade
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Secret" means the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, or improvement which is included in or emanates from Apollo's research and development efforts as described above which is valuable and not generally known to the business concerns engaged in the development or marketing of Shafts. Form and after the date of execution hereof, and for so long thereafter as the data or information remains a Trade Secret, Sportma shall not disclose, or permit any person not authorized by Apollo in writing to obtain any such Trade Secrets, whether or not the Trade Secret or Trade Secrets are in written or tangible form.

12.  Miscellaneous Provisions.  This Agreement shall be governed by, and
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construed and enforced in accordance with, the laws of the State of Colorado, and is deemed by the parties to have been made in the City and County of Denver, State of Colorado, and both parties irrevocably consent to the exclusive jurisdiction of the District Court in and for the City and County of Denver, State of Colorado for any and every dispute which may arise hereunder. Neither this Agreement nor any terms hereof may be modified, amended, waived, or terminated except by an instrument in writing signed by the party against whom enforcement thereof is sought. This Agreement embodies the entire Agreement and understandings between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any and all notices required or permitted to be made under this Agreement shall be in writing and delivered to the party to whom they are addressed at the address shown for such party above, or at such other address as such party may from time to time designate in writing, and shall be delivered in person or by registered mail, return receipt requested, with the proper postage affixed. In the event that any of the terms of this Agreement is or becomes or is declared to be invalid or void by any court or tribunal of competent jurisdiction, such term or terms shall be null and void and shall be deemed severed from this Agreement without affecting any remaining terms hereof. The headings of the Sections of this Agreement have been included for the convenience of the parties and are not party of the Agreement, nor are the headings to be used to alter or interpret the terms hereof.

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

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                        Sportma Corporation Berhad,
                                        a Malaysian corporation


                                        By: /s/ THOMAS GEE
                                           -----------------------------------
                                            Thomas Gee, Executive Director

                                        Apollo Golf, Inc.,
                                        a New Jersey corporation


                                        By: /s/JAMES M. PROBST
                                           -----------------------------------
                                            James M. Probst, President

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